EMPLOYMENT AGREEMENT


         AGREEMENT, made as of this 23rd day of April, 1996, by and among THE WESTPORT BANK & TRUST COMPANY, a Connecticut-chartered state bank and trust company having its principal place of business in the Town of Westport, Connecticut ("Westport Bank"), WESTPORT BANCORP, INC., a Delaware corporation owning all of the issued and outstanding shares of capital stock of Westport Bank ("Westport Bancorp") (Westport Bank and Westport Bancorp, collectively, the "Employers"), and Michael H. Flynn, an individual residing in the Town of Fairfield, Connecticut (the "Executive").

         WHEREAS, the Employers and the Executive desire that the Executive be employed as President and Chief Executive Officer of the Employers;

         WHEREAS, the Boards of Directors of the Employers (collectively, the "Boards"), have approved and authorized the Employers to enter into this Agreement with the Executive;

         WHEREAS, the parties desire to enter into this Agreement, setting forth the terms and conditions for the employment relationship of the Executive with the Employers and to replace and supercede the existing Employment Agreement dated August 31, 1989, as amended (the "Prior Agreement"):

         NOW, THEREFORE, it is AGREED as follows:

         1. Employment. The Prior Agreement is hereby replaced and superceded and shall be of no further force or effect after the date of this Agreement. The Executive is employed as President and Chief Executive Officer of the Employers from April 23, 1996 through the term of this Agreement. As the President and Chief Executive Officer of the Employers, the Executive shall render executive, policy and other management services to the Employers of the type customarily performed by persons serving in a similar chief executive officer capacity. As Chief Executive Officer, the Executive shall be responsible for implementing the policies of the Boards and shall report only to the Boards. All other officers of the Employers shall report directly to the Executive, except as the Executive shall otherwise determine, and except that the internal auditor shall report directly to the Boards. The Executive shall also perform such duties as the Boards may from time to time reasonably direct. During the term of this
Agreement, there shall be no material decrease in the duties and responsibilities of the Executive otherwise than as provided herein, unless the parties otherwise agree in writing. During the term of this Agreement, the Executive shall not be required to relocate his place of employment outside of Fairfield County, Connecticut, in order to perform his services hereunder.


         2. Compensation. The Employers agree to pay the Executive during the term of this Agreement a salary as follows: from the date of commencement of
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employment hereunder through the term of this Agreement,  a salary at an initial annual rate equal to $170,000.00. The Executive's salary shall be reviewed by the Boards prior to April 1, 1997, and thereafter on an annual basis prior to April 1 of each year (or such date as from time to time is the date used by the Employers for review of executive compensation) during the term of this Agreement. In so reviewing the Executive's salary, the Boards shall consider increases in the amount of the Executive's salary for increases in the cost of living for Fairfield County, Connecticut, and based upon the Executive's performance and scope of responsibility.

         The salary of the Executive shall not be decreased at any time during the term of this Agreement from the amount then in effect, unless the Executive otherwise agrees in writing. Participation in deferred compensation, discretionary bonus, retirement and other employee benefit plans and in fringe benefits, other than salary reduction programs in which the Executive elects to participate, shall not reduce the salary payable to the Executive under this
Section 2. The salary under this Section 2 shall be payable to the Executive not less frequently than monthly. The Executive shall not be entitled to receive fees for serving as a director of the Employers or any of their subsidiaries or for serving as a member of any committee of the Boards of Directors of the Employers or any of their subsidiaries.

         3. Discretionary Bonuses; Business Expenses. During the term of this Agreement, the Executive shall be entitled to participate in an equitable manner with all other executive employees of the Employers in such discretionary bonuses as may be authorized, declared and paid by the Boards to executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such bonuses when and as declared by the Boards. This provision shall not preclude the grant of any other bonus to the Executive as determined by the Boards.

         The Executive is expected and is authorized to incur reasonable expenses in the performance of his duties hereunder, including such expenses for the promotion of the business of the Employers as (i) dues for a country club membership in Fairfield County, Connecticut, (ii) dues for a business luncheon club membership in Fairfield County, Connecticut and (iii) the costs of entertainment, travel, and similar business expenses incurred in the performance of his duties. The Employers shall reimburse the Executive for all such expenses promptly upon periodic presentation by the Executive of an itemized account of such expenses.

         4. Participation in Retirement and Employee Benefit Plans; Fringe Benefits.

                  (a) During the term of this Agreement, the Executive shall be entitled to participate in any plan of the Employers relating to stock options, stock purchases, pension, thrift, profit sharing, group life insurance, medical coverage, education, sick leave or other retirement or employee benefits that the Employers may adopt for the benefit of executive employees in accordance with the terms of such plans. The Executive shall also be entitled to participate in any other fringe benefits which may be or become applicable to executive employees of the Employers.


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                  (b) During the term of this  Agreement,  the  Employers  shall continue to fund (i.e., pay the premiums therefor when due) the term life insurance policy on the Executive's life having a $478,500 death benefit (Policy Number VINE001314 issued by CNA Life Insurance Company).

         5. Term. The initial term of employment under this Agreement shall be for a three-year period commencing on April 23, 1996 (the "Initial Term"). This Agreement shall be automatically renewed for an additional consecutive 12-month period (the "Extended Term") as of April 1, 1997 and every anniversary of April 1 thereafter, unless contrary written notice to each of the other parties has been given either by the Executive or by both of the Employers at least six months prior to any such renewal date. Such Initial Term and all such Extended Terms are collectively referred to herein as the term of this Agreement.

         6. Standards. The Executive shall perform his duties and responsibilities under this Agreement in accordance with such reasonable standards as may be established from time to time by the Boards. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the commercial banking industry.

         7. Voluntary Absences; Vacations. The Executive shall be entitled, without loss of pay, to absent himself voluntarily for reasonable periods of time from the performance of his duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Boards otherwise approve. The Executive shall be entitled to an annual paid vacation of four weeks per year or such longer period as the Boards may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Executive. The Executive shall not be entitled to receive any additional compensation from the Employers on account of his failure to take a paid vacation.

         8.       Termination of Employment.

                  (a) The Boards may terminate the Executive's employment at any time, but any termination by the Boards other than termination for Cause (as defined below) shall not prejudice the Executive's right to compensation or other benefits under this Agreement during the term of the Agreement; provided, however, that the amount of compensation payable hereunder after termination of the Executive's employment other than in accordance with Section 9(b) below shall be reduced by any compensation earned by the Executive as a result of employment by another employer during the payment period. If the Executive accepts employment with a new employer while such compensation is being paid, he shall immediately notify the Employers in writing of the details of the compensation arrangements and starting date and shall notify the Employers from time to time of changes regarding compensation. The

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Executive agrees to provide,  at the Employers'  request,  copies of his federal income tax return for years in which such compensation was paid, to allow the Employers to verify compensation from a new employer. Except as provided in
Section 9 and 11 hereof in the case of a termination in accordance with Section 9(b), the Executive shall have no right to receive compensation or other benefits for any period after termination for Cause. "Cause" shall mean the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform material stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, the violation of which has a material effect on the Employers or either of them, material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the commercial banking industry; provided, it shall be the burden of the Employers to prove the alleged acts and omissions and the prevailing nature of the standards the Employers shall have alleged are violated by such acts and/or omissions.

                  (b) The Executive shall have no right to terminate his employment under this Agreement prior to the end of the term of this Agreement, unless (i) such termination is approved by the Boards; (ii) there is a material breach by the Employers or either of them of their obligations under this Agreement; or (iii) such termination is in accordance with Section 9(b) hereof. In the event that the Executive violates this provision, the Employers shall be entitled, in addition to their other legal remedies, to enjoin the employment of the Executive with any significant competitor of the Employers (or either of them) for a period of six months. The term "significant competitor" shall mean any commercial bank, savings bank, savings and loan association, mortgage banking company or a holding company affiliate of any of the foregoing, which at the date of its employment of the Executive has an office in any county in Connecticut in which Westport Bank has one or more offices. If any court or other tribunal having jurisdiction to determine the validity or enforceability of this paragraph determines that, strictly applied, it would be invalid or unenforceable, the definition of "significant competitor" and the time provisions used shall be deemed modified to the extent necessary (but only to that extent) so that the restrictions in that subsection, as modified, will be valid and enforceable. For purpose of this Section 8(b), it shall be the Executive's burden to prove the alleged acts which constitute a material breach by the Employers of their obligations under this Agreement.

                  (c) In the event the employment of the Executive is terminated by the Employers without Cause under Section 8(a) hereof or his employment or this Agreement is terminated in accordance with Section 9(b) hereof and the Employers fail to make timely payment of the amounts then owed to the Executive under this Agreement, the Executive shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred by the Executive in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the rate of one percent above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by The Wall Street Journal),

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compounded monthly, for the period from the date of employment termination until payment is made to the Executive. Such reimbursement and interest shall be in addition to all rights which the Executive is otherwise entitled to under this Agreement.

                  (d) In the event of the Executive's death during the term of this Agreement, his estate shall be entitled to receive his salary for the remaining term of this Agreement or six months, whichever is less. This Agreement shall thereupon terminate, except that any vested rights of the Executive shall then be exercised by his estate.

                  (e) Notwithstanding any other provision in this Agreement, (i) the Employers may terminate or suspend this Agreement and the employment of the Executive hereunder, as if such termination were for Cause under Section 8(a) hereof and for Willful Misconduct under Section 9(b) hereof, to the extent required by the laws of the State of Connecticut related to banking, by applicable federal law relating to deposit insurance or bank holding companies or by regulations or orders issued by the Banking Commissioner of the State of Connecticut, the Federal Deposit Insurance Corporation or the Board of Governors of the Federal Reserve System and (ii) no payment shall be required to be made to the Executive under this Agreement to the extent such payment is prohibited by applicable law, regulation or order issued by a banking agency or a court of competent jurisdiction; provided, that it shall be Westport Bank's burden to prove that any such action was so required.

         9.       Change in Control.


                  (a) If during the term of this Agreement there is a Change in Control as defined below and the Executive's employment by the Employers shall have been terminated in accordance with Section 9(b) below, the Executive shall be entitled to the compensation and benefits specified in Sections 9(d) and 11 below. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

                           (i) 25 percent or more of ownership,  control,  power
                  to vote, or beneficial ownership of any class of voting securities of Westport Bancorp is acquired by any person, either directly or indirectly or acting through one or more other persons;

                           (ii) any person  (other  than any  person  named as a
                  proxy in connection with any solicitation on behalf of the Board of Directors of Westport Bancorp) holds revocable or irrevocable proxies, as to the election or removal of three or more directors of Westport Bancorp, for 25 percent or more of the total number of voting shares of Westport Bancorp;

                           (iii)  any  person  has   received   all   applicable
                  regulatory approvals to acquire control of Westport Bancorp;

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                           (iv)  any  person  has  commenced  a cash  tender  or
                  exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25 percent or more of the total number of voting shares of Westport Bancorp, whether or not any requisite regulatory approval for such acquisition has been received, provided that a Change in Control will not be deemed to have occurred under this clause
                  (iv) unless the Board of Directors of Westport Bancorp has made a determination that such action constitutes or will constitute a Change in Control;

                           (v) as the result of, or in connection with, any cash
                  tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, (A) the persons who were directors of Westport Bancorp before such transaction shall cease to constitute at least a majority of the Board of Directors of Westport Bancorp or its successor or (B) the persons who were stockholders of Westport Bancorp immediately before such transaction do not own more than 50 percent of the outstanding voting stock of Westport Bancorp or its successor immediately after such transaction; or

                           (vi) Westport Bancorp's  beneficial  ownership of the
                  total number of voting shares of Westport Bank is reduced to less than 50 percent.

For purposes of this Section, a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or entity or group acting in concert. A person for these purposes shall be deemed to be a "beneficial owner" as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

                  (b) For purposes of this Agreement, the Executive's employment by the Employers shall be considered terminated "in accordance with Section 9(b)" if a Change in Control shall occur, and in connection with such Change in Control or within two years thereafter either (x) the Executive's employment with the Employers shall be terminated as a result of an Actual Termination, or
(y) the Executive's employment with the Employers shall terminate after an event that would cause the Constructive Termination of his employment and the Executive shall have given notice to the Employers (pursuant to Section 9(c) below) that such event has occurred; and the following terms shall have the meanings set out below:

                           (i) "Actual Termination" means involuntary termination of the Executive's employment with the Employers for any reason other than Willful Misconduct, Disability, death or Retirement.

                           (ii) "Willful Misconduct" means (A) the continued willful failure by the Executive to substantially perform his duties with the Employers or either of them (other than any such failure resulting from the

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                  Executive's  incapacity  due to  physical  or mental  illness)
                  after  a  written  demand  for   substantial   performance  is
                  delivered to the Executive by the Boards (or either of the Boards) that specifically identifies the manner in which the Executive has not substantially performed his duties and after a reasonable time period has run to allow the Executive to perform, (B) willful conduct that is a material violation of Westport Bank's ethics policy or applicable law and that is materially injurious to the Employers or either of them, (C) other willful and wrongful conduct by the Executive that causes substantial and material injury to the business and
                  operations   of  the   Employers   or  either  of  them,   the
                  continuation  of  which,  in the  reasonable  judgment  of the
                  Boards  (or  either  of  the   Boards),   will   continue   to
                  substantially   and   materially   injure  the   business  and
                  operations of the Employers (or either of them) in the future, or (D) conviction of the Executive of a felony involving moral turpitude; provided, that an act or failure to act shall not be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the Employers;

                           (iii)  "Disability"  means  termination of employment
                  under  circumstances  that  would  qualify  the  Executive  to receive the benefits of the Westport Bank's long-term disability plan.

                           (iv) "Retirement"  means termination by the Executive
                  based on the Executive's having reached normal retirement age as defined under The Westport Bank & Trust Company Pension Plan.

                           (v) On or after a Change in Control any of the following events shall cause a "Constructive Termination":

                                    (A) the  assignment  to the Executive by the
                           Employers (or either of them) of duties materially inconsistent with the Executive's position, duties, responsibilities, and status with the Employers, a material adverse change in the Executive's titles or offices, any removal of the Executive from or any failure to reelect the Executive to any of such positions, except in connection with the termination of his employment due to Disability, Retirement or Willful Misconduct, or as a result of the Executive's death, or any action that would have a material adverse effect on the physical conditions existing at the time of the Change in Control in which the Executive performs his employment duties, provided, however, that for a period of one year after a Change in Control, a Constructive Termination shall not be deemed to have occurred under this subparagraph (A) solely because the Executive ceases to have any position, duties, responsibilities, offices or titles with

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                           Westport Bancorp (or any successor) or solely because
                           Westport   Bancorp  (or  any   successor)  is  not  a
                           publicly-held company;

                                    (B) a  reduction  by  the  Employers  in the
                           Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement, or the
                           failure  to   increase   (within  12  months  of  the
                           Executive's last increase in base salary) the Executive's base salary in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all officers of Westport Bank effected in the preceding 12 months;

                                    (C) any failure by the Employers to continue
                           to provide benefit plans or arrangements which, in the aggregate, are substantially the same as or better than any benefit plans or arrangements (including stock option plans, employee stock ownership plans and similar arrangements for the acquisition of stock) in which the Executive is participating as of the date of the Change in Control (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Employers which would materially adversely affect the Executive's participation in or materially reduce the Executive's benefits under such Benefit Plans or deprive the Executive of any material fringe benefit enjoyed by the Executive;

                                    (D)  a   relocation   of   Westport   Bank's
                           principal executive offices to a location more than 50 miles away from its Westport, Connecticut location, or outside the State of Connecticut or any requirement that the Executive relocate to any place outside such 50-mile radius to perform his duties hereunder, except for required travel by the Executive on the business of the Employers to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control;

                                    (E) any failure by the  Employers to provide
                           the Executive with the number of paid vacation days to which the Executive is entitled at the time of a Change in Control;

                                    (F) any material  breach by the Employers or
                           either of them of any provision of this Agreement;

                                    (G) any failure by the  Employers  to obtain
                           the assumption of this Agreement by any acquirors, successors or assigns of the Employers; or

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                                    (H) any  failure  by the  Employers  to have
                           renewed this Agreement pursuant to Section 5 hereof (whether before or after a Change in Control) such that, after a Change in Control, the remaining term of this Agreement shall at any time be less than two years.

                           (vi) "Date of  Termination"  means the date specified
                  in the notice of termination.

                  (c) Any termination of the Executive's employment by the Employers after a Change in Control shall be communicated by a written notice of termination addressed to the Executive and any termination of the Executive's employment by the Executive after a Change in Control shall be communicated by a written notice of termination addressed to the Chairmen of the Boards. The notice of termination shall specify the Date of Termination and the reason for the termination.

                  (d) If the Executive's employment by the Employers shall be terminated following a Change in Control in accordance with Section 9(b), the Executive shall be entitled to a lump sum cash payment equal to 2.99 times the Executive's aggregate average annual salary and cash bonus reflected on his Form(s) W-2 from the Employers for the five calendar years next preceding the calendar year in which the Change in Control (or the most recent Change in Control preceding such termination, if there is more than one) occurs (excluding any amounts attributable to stock options exercised, canceled or otherwise disposed of during such years). In addition Sections 8(c) and 11 shall apply in the event of any such termination. The payment provided for in this Section 9(d) shall be in lieu of any amount that would otherwise be payable to the Executive under Section 8(a) hereof and shall be made to the Executive within five business days after the Date of Termination. Such payment shall be subject to applicable payroll or other taxes required to be withheld by the Employers. In the case of a Change in Control that occurs after December 31, 1996, such payment shall be subject to the limitation set out in Section 9(g) below.

                  (e) Payments and benefits to the Executive under Sections 9(d) and 11 shall be considered severance pay in consideration of his past service and his continued service after the date of this Agreement and, except as specified in Section 11, the Executive shall not be required to mitigate the amount of any payment provided for in Sections 9(d) and 11 by seeking other employment or otherwise and the amount of any payments provided for in Sections 9(d) and 11 shall not be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination.

                  (f) If, in the event of a Change in Control that occurs before January 1, 1997, the benefits provided by Sections 9(d) and 11 of this Agreement, (or, if by reason of the amount of such benefits, any other amounts in the nature of compensation payable to the Executive ("Other Compensation")) are determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of

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1986, as amended (the  "Code"),  the Employers  shall pay to the  Executive,  as additional compensation, the amount necessary to cause the total payments (including the additional payment required under this Section 9(f)) and benefits received by the Executive under Sections 9 and 11 and the Executive's Other Compensation (net of all federal and state taxes, including all taxes payable under Section 4999 of the Code) to be equal to the total payments and benefits the Executive would have received under Sections 9 and 11 and the Executive's Other Compensation (net of all federal, state and local taxes) if Section 4999 of the Code had not applied.

                  (g) If, in the event of a Change in Control that occurs after December 31, 1996, the payments and benefits provided by Sections 9(d) and 11 of this Agreement, together with any Other Compensation would constitute a Parachute Payment, the aggregate present value of the payments and benefits to be provided under Section 11 and any Other Compensation and the payment provided under Section 9(d) hereof (determined in accordance with Code Section 280G) shall be reduced to the extent necessary so that no amount payable to the Executive, and no benefit provided to him, by the Employers or any subsidiary, shall constitute a Parachute Payment. The determination whether the foregoing limitation shall apply and, if so, the application of the limitation shall be made by an independent certified public accounting firm designated by the Employers and the decision of that firm shall be conclusive and binding on all persons. In the event that the receipt of any such payment or benefit would otherwise cause the Executive to be considered to have received a Parachute Payment, the Executive shall have the right to designate those payments or benefits that shall be reduced or eliminated so as to satisfy the foregoing limitation.

         10. Disability. If the Executive becomes disabled by reason of injury or sickness, he shall be entitled to benefits in accordance with Westport Bank's long-term disability plan then in effect.

         11. Certain Benefits Upon Termination. Provided the Executive's employment is terminated (i) by the Employers for other than Cause (as defined in Section 8(a) hereof) or (ii) in accordance with Section 9(b) hereof, the Employers shall maintain in full force and effect for the Executive's continued benefit from the Date of Termination of his employment and thereafter for a period of three years the basic and corporate-owned life insurance, (except the life insurance policy described in Section 4(b) above) accidental death and dismemberment insurance, dental, health, and disability plans, programs or arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination, to the same extent as if the Executive continued to be an employee of the Employers during the three-year period following the Date of Termination. The Employers shall continue to pay the cost of any benefits provided under this Section 11; provided, however, the Employers and the Executive shall share the cost of the health plan, program, or arrangement and each shall pay the portion which each would have paid if the Executive were employed by the Employers. Any benefits provided under this
Section  11,  shall be  reduced  or offset
to the extent they are replaced by substantially similar benefits provided by a new employer. In the case of a Change in Control that occurs after December 31, 1996, the payments and benefits provided for under this Section 11 shall be subject to the provisions of Section 9(g) hereof.

         12.      Miscellaneous.


                  (a) No Assignment. This Agreement is personal to each of the parties hereto. No party may assign or delegate any of his or its rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Executive, all of his rights to receive payments hereunder shall become rights of his estate as provided in Section 8(d) hereof.

                  (b) Other Contracts. The Executive shall not, during the term of this Agreement, have any other paid employment other than with a subsidiary or affiliate of the Employers, except with the prior written approval of the Boards.

                  (c) Amendments or Additions; Action by Boards. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto. The prior approval by a majority affirmative vote of the Boards shall be required in order for the Employers to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or to take any other action under this Agreement including any termination of employment with or without Cause under Section 8(a) hereof.

                  (d) Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                  (e) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  (f) Governing Law. This Agreement shall be governed by the laws of the United States, where applicable, and otherwise by the laws of the State of Connecticut other than the choice of law rules thereof.

                  (g) Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the
Employers:

                                WESTPORT BANCORP, INC.
                                87 Post Road East
                                Westport, Connecticut 06880
                                Attention:  Chairman of the Compensation
                                            Committee of the Board of Directors

or if to the Executive:         Michael H. Flynn
                                277 Greenfield Hill Road
                                Fairfield, Connecticut 06430

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  (h) Counterparts. This Agreement may be executed in several counterparts, for the convenience of the parties, but shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed on their behalf, as of the date and year first above written.


Attest:                                              THE WESTPORT BANK & TRUST
                                                     COMPANY


/s/ Judith Peck                                      By  /s/ David A. Rosow
- ----------------------                                  ------------------------
                                                         David A. Rosow
                                                         Chairman of the Board


Attest:                                              WESTPORT BANCORP, INC.


/s/ Victoria Takacs                                  By  /s/ David A. Rosow
- ----------------------                                  ------------------------
                                                         David A. Rosow
                                                         Chairman of the Board




                                                     /s/ Michael H. Flynn
                                                        ------------------------
                                                         Michael H. Flynn
                                                         Executive

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